EXHIBIT 16.1


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HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                    (801) 532-2200
  Member of AICPA Division of Firms                Fax (801) 532-7944
          Member of SECPS                      345 East Broadway, Suite 200
Member of Summit International Associates     Salt Lake City, Utah 84111-2693






                             August 9, 2001





Securities and Exchange Commission
Washington, DC 20549

    Re: New Systems, Inc.

We have read the statements New Systems, Inc. has made in its Form 10-QSB dated June 30, 2001 regarding changes in the registrant's certifying accounts. We agree with the statements made therein.


                        /s/HANSEN, BARNETT & MAXWELL


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